Exhibit 24.1

POWER OF ATTORNEY

Each of the undersigned directors and officers of Bryn Mawr Bank Corporation hereby severally constitutes and appoints Francis J. Leto, Michael W. Harrington and Lori B. Goldman, and each of them, as his or her true and lawful attorneys-in-fact and agents, in any and all capacities, with full power of substitution and resubstitution, to sign and file any and all amendments to this registration statement (including post-effective amendments) and any subsequent registration statement filed by Bryn Mawr Bank Corporation pursuant to Rule 462(b) of the Securities Act of 1933, and to file the same with exhibits thereto and other documents in connection therewith with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each said attorney-in-fact and agent, or any of them, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Francis J. Leto	President and Chief Executive Officer (Principal Executive	April 12, 2017
Francis J. Leto	Officer) and Director

/s/ Michael W. Harrington	Chief Financial Officer (Principal Financial Officer)	April 12, 2017
Michael W. Harrington

/s/ Michael. J. Clement	Director	April 12, 2017
Michael J. Clement

/s/ Andrea F. Gilbert	Director	April 12, 2017
Andrea F. Gilbert

/s/ Wendell F. Holland	Director	April 12, 2017
Wendell F. Holland

/s/ Scott M. Jenkins	Director	April 12, 2017
Scott M. Jenkins

/s/ Jerry L. Johnson	Director	April 12, 2017
Jerry L. Johnson

Signature	Title	Date

/s/ David E. Lees	Director	April 12, 2017
David E. Lees

/s/ A. John May, III	Director	April 12, 2017
A. John May, III

/s/ Lynn B. McKee	Director	April 12, 2017
Lynn B. McKee

/s/ Britton H. Murdoch	Director	April 12, 2017
Britton H. Murdoch

/s/ Frederick C. Peters	Director	April 12, 2017
Frederick C. Peters